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Exhibit 4.4

CONSENT

        Reference is made to the Registration Statement on Form F-8 (the "Registration Statement") of Noranda Inc. (the "Company") relating to its offer to purchase common shares of Falconbridge Limited ("Falconbridge") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof.

        The Company has attached as Annex "D" to the Circular included in the Registration Statement (the "Circular"), the Valuation and Fairness Opinion (the "Opinion") prepared by us, as the independent valuator retained by the Special Committee of the Board of Directors of Falconbridge, in connection with Falconbridge's consideration of the Offer.

        We hereby consent to the references to our name in the sections titled "Summary — Valuation and Fairness Opinions", "Background to the Offer — Background" and "Independent Valuation and Fairness Opinion" in the Circular and to the reproduction of the Opinion contained therein.

Dated: March 24, 2005

/s/ TD SECURITIES INC. TD SECURITIES INC.

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  Exhibit 4.4
CONSENT